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                             CERTIFICATE OF TRUST

                                      OF

                         PROVIDENT INSTITUTIONAL FUNDS


          This Certificate of Trust is being executed as of October 21, 1998 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801 et seq. (the "Act").
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          The undersigned hereby certifies as follows:

          1.   Name. The name of the business trust is Provident Institutional
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Funds (the "Trust").

          2.   Registered Investment Company. The Trust is or will become a
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registered investment company under the Investment Company Act of 1940, as amended.

          3.   Effective Date. This Certificate of Trust shall be effective upon
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the date and time of filing.

          4.   Registered Office and Registered Agent. The registered office of
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the Trust in the State of Delaware is located at Bellevue Park Corporate Center,
400 Bellevue Parkway, Wilmington, New Castle County, Delaware 19809. The name of the registered agent of the Trust for service of process at such location is Lisa M. Buono.

          5.   Notice of Limitation of Liabilities of Series. Notice is hereby
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given that pursuant to Section 3804 of the Act the Trust is or may hereafter be constituted a series trust. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series of the Trust, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series of the Trust shall be enforceable against the assets of such series.

          IN WITNESS WHEREOF, the undersigned, being the sole initial trustee of the Trust, has duly executed this Certificate of Trust as of the day and year first above written.

                                              TRUSTEE

                                              /s/ Rodney D. Johnson
                                              _______________________________
                                              as Trustee and not individually